Exhibit 99.4

AI UNLIMITED GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 10, 2024, AI Unlimited Group, Inc. (the “Company”) entered into an exchange agreement (the “Nest Egg Agreement”) with Nest Egg Investments LLC, a Delaware limited liability company (“Nest Egg”). Pursuant to the Nest Egg Agreement, the Company acquired 100% membership interest in Nest Egg in exchange for 110,000,000 shares of Company’s common stock. On July 10, 2024, the Company entered into an exchange agreement (the “Resolve Debt Agreement”) with Resolve Debt, LLC, a Wyoming limited liability company (“Resolve Debt”). Pursuant to the Resolve Debt Agreement, the Company acquired 100% membership interest in Resolve Debt in exchange for 65,000,000 shares of Company’s common stock. On July 10, 2024, the Company entered into an exchange agreement (the “Travl Agreement”, together with Nest Egg Agreement and Resolve Debt Agreement, the “Agreements” and the “Acquisition”) with Travl LLC, a Delaware limited liability company (“Travl”). Pursuant to the Travl Agreement, the Company acquired 100% membership interest in Travl in exchange for 45,000,000 shares of the Company’s common stock.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the Securities and Exchange Commission’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited proforma condensed combined balance sheet as of June 30, 2024, together with the unaudited condensed combined statements of operations for the year ended June 30, 2024 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the date of the unaudited pro forma condensed combined financial statements.

AI UNLIMITED GROUP, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2023

(Stated in US Dollars)

	Lever Global Corporation	Resolve Debt LLC	Travl LLC	Nest Egg LLC	Proforma Adjustments		Proforma Combined
Assets
Current assets:
Cash and cash equivalents	$173,220	(991)	-	1,774	-		174,003
Other Receivables	-	-	250,000		(161,722	)(a)	88,278
Financial Receivables	-	-	-	150,000	-		150,000
Due From Shareholders	-	-	-	66,541	(66,541	)(b)	-
Prepaid Assets	-	2,494	-	-	-		2,494
Other Assets		-	-				-
Total current assets	173,220	1,503	250,000	218,315	(228,263)		414,775

Tangible Assets	386,000	14,298	83,969	-	-		484,267
Intangible Assets	824,916	357,371	-	-	-		1,182,287
Purchased Debt	-	25,705	-	-	-		25,705
Total assets	$1,384,136	398,877	333,969	218,315	(228,263)		2,107,033
Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Convertible Notes							-
Account Payables	298,431	-	-	-	(66,541	)(b)	231,890
Related Party Loans	818,307		161,722	440,000	(161,722	)(a)	1,258,307
Interest Payables	9,181	-	-	75,750	-		84,931
Loan from Shareholders	-	125,000	-	-	-		125,000
Total current liabilities	1,125,919	125,000	161,722	515,750	(228,263)		1,700,128

Stockholders’ Equity (Deficit):
Preferred stock, par value $0.0001, 50,000,000 shares authorized, 5,000,000 issued and outstanding, as of June,30 2024	500	-	-	-	-		500
Common stock, par value $0.0001, 500,000,000 shares authorized; 67,650,000 shares issued and outstanding, as of June 30, 2024	6,765	-	-	-	22,000		28,765
Additional paid in capital	5,890,441	1,328,311	250,000	200	(22,000)		7,447,952
Accumulated deficit	(5,639,490)	(1,054,434)	(77,753)	(297,635)	-		(7,069,312)
Total stockholders’ equity (deficit)	258,217	273,877	172,247	(297,435)	-		406,905
Total liabilities and stockholders’ equity (deficit)	1,384,136	398,877	333,969	218,315	(228,263)		2,107,034

AI UNLIMITED GROUP, INC.
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2023

(Stated in US Dollars)

	Lever Global Corporation	Resolve Debt LLC	Travl LLC	Nest Egg LLC	Proforma Adjustments	Proforma Combined
Revenues:
Portfolio revenue	-	-	-	-	-	-
Subscription revenue	-	101	-	-	-	101
Total revenues	-	101	-	-	-	101
Cost Of Sales:
Cost Of Sales	339,663	53	-	-	-	339,716
Operating expenses:
Sales & Marketing	7,186	-		-	-	7,186
Depreciation		3,354				3,354
Amortisation	-	107,950	26,954	-	-	134,904
Software & Web Services	-	2,168	-	-	-	2,168
General and administration	378,262	33,020	-	39,670		450,952
Research and development	-	-	-	-	-	-
Other Expenses				27,125		27,125
Total operating expenses	385,449	146,492	26,954	66,795	-	625,689
Other income (expense):
Interest expense	(6,358)	-	-	-	-	(6,358)
Other income (expense)	-	-	-	-	-	-
Total other expense	(6,358)	-	-	-	-	(6,358)
Operating income (loss)	(731,469)	(146,444)	(26,954)	(66,795)	-	(971,662)
Income (loss) before provision for income taxes	(731,469)	(146,444)	(26,954)	(66,795)	-	(971,662)
Net income (loss)	(731,469)	(146,444)	(26,954)	(66,795)	-	(971,662)

Notes to Pro Forma Condensed Financial Statements

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited proforma condensed combined balance sheet as of December 31, 2023, together with the unaudited condensed combined statements of operations for the year ended December 31, 2023 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Merger, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

1.	Adjustment include netting off Aspire Company balance in assets and liability side.

2.	Adjustment include netting off Trent McKendrick balance in assets and liability side.

3.	Adjustment to account for the 100% membership interest in Nest Egg in exchange for 110,000,000 shares of Company’s common stock.

4.	Adjustment to account for the 100% membership interest in Resolve Debt in exchange for 65,000,000 shares of Company’s common stock

5.	Adjustment to account for the 100% membership interest in Travl in exchange for 45,000,000 shares of the Company’s common stock